Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147449 on Form S-8 of our report dated June 27, 2012 appearing in this Annual Report on Form 11-K of Vulcan Materials Company Construction Materials Divisions Hourly Employees Savings Plan for the year ended December 31, 2011.

/s/DELOITTE & TOUCHE LLP

Birmingham, Alabama

June 27, 2012